UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 5, 2015
Date of Report (Date of earliest event reported)

TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 8.01 Other Events

         On May 5, 2015, TASER International, Inc. ("the Company") issued a press release announcing an agreement pursuant to which the Company will acquire all of the outstanding capital stock of MediaSolv Solutions Corporation (“MediaSolv”), a Delaware corporation. The purchase price consists of $8.0 million cash at close, and up to an additional $5.0 million in the form of earn-outs, subject to the achievement of defined performance metrics. MediaSolv provides digital evidence management solutions to law enforcement agencies that allows for multiple sources of evidence to be digitized, stored, searched, retrieved and viewed within a single digital library. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

99.1	Press release dated May 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2015	TASER International, Inc.
	By:	/s/ DANIEL M. BEHRENDT
Daniel M. Behrendt
Chief Financial Officer